Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Lee Enterprises, Incorporated:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

                                 /s/ KPMG LLP

Chicago, Illinois
April 7, 2020